SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                          NEW HORIZON KIDS QUEST, INC.
          ------------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)


                    -----------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:
      2)    Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
      4)    Proposed maximum aggregate value of transaction:
      5)    Total fee paid:

[ ]   Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:
      2)    Form, Schedule or Registration Statement No.:
      3)    Filing Party:
      4)    Date Filed:

                          NEW HORIZON KIDS QUEST, INC.





                                 April 26, 2000



Dear Shareholder of New Horizon Kids Quest, Inc.

            I am pleased to invite you to attend the annual meeting of shareholders of New Horizon Kids Quest, Inc. to be held at the Company's corporate headquarters, 16355 36th Avenue North, Plymouth, Minnesota on May 31, 2000, at 11:00 a.m.

            At the annual meeting, you will be asked to vote for the election of directors. The accompanying material contains the Notice of annual meeting of shareholders and a Proxy Statement, which includes information about the matters to be acted upon at the annual meeting.

            I sincerely hope you will be able to attend the Company's annual meeting. Whether or not you are able to attend the annual meeting in person, I urge you to sign and date the enclosed proxy card and return it promptly in the enclosed envelope. If you do attend the meeting in person, you may withdraw your proxy and vote personally on any matters properly brought before the meeting.

                                       Very truly yours,

                                       NEW HORIZON KIDS QUEST, INC.


                                       /s/ William M. Dunkley

                                       William M. Dunkley
                                       Chairman and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                          NEW HORIZON KIDS QUEST, INC.

                              --------------------



         The annual meeting of the shareholders of New Horizon Kids Quest, Inc. (the "Company") will be held at 11:00 a.m. Minneapolis time, on May 31, 2000, at the Company's new corporate headquarters, 16355 36th Avenue North, Plymouth, Minnesota, for the following purposes:

         1. To elect five directors for a term of one year and until their successors shall be elected and duly qualified.

         2. To transact such other business as may properly come before the meeting.

         Only shareholders of record at the close of business on April 5, 2000 are entitled to notice of and to vote at the meeting.

         Whether or not you expect to attend the meeting in person, please complete, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time and if you attend the meeting in person, your executed proxy will be returned to you upon request.

                                       By Order of the Board of Directors


                                       /s/ Patrick R. Cruzen

                                       Patrick R. Cruzen, Secretary


Dated:         April 26, 2000





WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE PROXY CARD EXACTLY AS YOUR NAME(S) APPEAR(S) THEREON AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                          NEW HORIZON KIDS QUEST, INC.
                             16355 36th Avenue North
                            Plymouth, Minnesota 55447

                                  -------------


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                  MAY 31, 2000

                          ----------------------------


                                  INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of New Horizon Kids Quest, Inc. (the "Company") for use at the annual meeting of the shareholders to be held at the Company's new corporate headquarters, 16355 36th Avenue North, Plymouth, Minnesota, on May 31, 2000, at 11:00 a.m., and at any adjournment thereof.

         All shares represented by properly executed proxies received in time will be voted at the meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly executed proxies on which no specification has been made will be voted FOR the election of the nominees for director named herein and will be deemed to grant discretionary authority to vote upon any other matters properly coming before the meeting.

         Any shareholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxies by giving written notice to the Secretary of the Company, by executing a later-dated proxy, or by attending the meeting and giving oral notice to the Secretary of the Company.

         The Board of Directors of the Company has fixed the close of business on April 5, 2000 as the record date for determining the holders of outstanding shares of Common Stock entitled to notice of, and to vote at, the annual meeting. On that date, there were 3,293,300 shares of Common Stock issued and outstanding. Each such share of Common Stock is entitled to one vote at the meeting. The Notice of annual meeting, this Proxy Statement and the form of proxy are first being mailed to shareholders of the Company on or about April 26, 2000.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         Five directors are to be elected at the meeting, each director to serve until the next annual meeting of shareholders or until his successor is duly elected and qualified. All nominees are currently serving as directors of the Company and have consented to serve if elected. Mr. Pat Cruzen was elected to the Board in January 2000 to fill a vacancy created by the resignation of Mr. Jay L. Bennett from the Board. The Board of Directors proposes for election the following nominees:

         WILLIAM M. DUNKLEY, age 51, has been Chief Executive Officer and Chairman of the Board for the Company since its inception in 1992 and is a shareholder of New Horizon Enterprises, Inc., which he co-founded in 1971 with his wife, Susan K. Dunkley. Mr. Dunkley is also the Chief Executive Officer and Chairman of the Board of New Horizon Child Care, Inc., Building Block Child Care, Inc. and the entities that own Kinderberry Hill Child Development centers. Mr. Dunkley is concurrently a senior partner in the Minneapolis law firm of Dunkley, Bennett & Christensen, P.A. and serves on the Board of Directors of Rasmussen College System, Inc. Mr. Dunkley devotes approximately 50 percent of his time to the Company.

         SUSAN K. DUNKLEY, age 50, has been the President and a director of the Company since its inception in 1992 and is a shareholder in New Horizon Enterprises, Inc., which she co-founded in 1971. She is also a board member and President of New Horizon Child Care, Inc., Building Block Child Care, Inc. and the entities that own Kinderberry Hill Child Development centers. Ms. Dunkley serves on the boards of the National Child Care Association, Success at Six, Rule 17 Advisory Committee, Rule 3 Task Force, Early Childhood News, Boys and Girls Club of Minneapolis and the Minnesota Child Care Advocates. Ms. Dunkley is on the Advisory Board of Rasmussen Business College's Child Care Specialist Program. Ms. Dunkley devotes approximately 50 percent of her time to the Company.

         LYLE BERMAN, age 58, has been a director of the Company since May 1994. Mr. Berman is the Chairman of the Board of Lakes Gaming, Inc. Mr. Berman served as Chief Executive Officer of Grand Casinos, Inc. from October 1991 to March 1998 and as its Chairman of the Board until December 1998. Mr. Berman is also the Chairman of the Board and Chief Executive Officer of Rainforest Cafe, Inc., and is a director of G-III Apparel Group Ltd., Innovative Gaming Corporation of America and Wilsons -- The Leather Experts, Inc. Mr. Berman was a member of the Board of Directors of Stratosphere Corporation from July 1994 to July 1997, and served as its Chairman from July 1996 to July 1997. From July 1994 through October 1996, Mr. Berman was Stratosphere's Chief Executive Officer. Stratosphere filed for reorganization under Chapter 11 of the Bankruptcy Code on January 27, 1997.

         KENNETH W. BRIMMER, age 44, joined the Company's Board of Directors in March 1998. Mr. Brimmer has been a director of Rainforest Cafe, Inc. since August 1996, and has served as President of Rainforest Cafe, Inc. since April 1997. Mr. Brimmer was previously employed by Grand Casinos, Inc. as Special Assistant to the Chairman. Mr. Brimmer is also a director of Oxboro Medical International, Inc.

         PATRICK R. CRUZEN, age 53, has served as the Company's Chief Financial Officer since March 1999. Mr. Cruzen previously served as the President and Chief Operating Officer of Grand Casinos, Inc. Prior to joining Grand Casinos, Inc., Mr. Cruzen served as the Senior Vice President of Finance and Administration at MGM Grand and as President of MGM Grand's marketing division. Prior thereto, Mr. Cruzen served as President of the Flamingo Hilton in Reno, Nevada, as President of The Sands Hotel and Casino in Las Vegas, as Chief Financial Officer, Vice President of Administration and Vice President of Hotel Operations for Caesars Palace, and as Controller for the Las Vegas Hilton.

PROXIES AND VOTING

         The affirmative vote of the holders of the greater of (a) a majority of the outstanding shares of Common Stock of the Company present and entitled to vote on the election of directors or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, is required for election to the Board of each of the nominees named above. A shareholder who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a Proxy to vote, or who withholds authority to vote, on the election of directors, shall not be considered present and entitled to vote on the election of directors.

         All shares represented by proxies will be voted FOR the election of the foregoing nominees unless otherwise specified; provided however, that if any such nominee should withdraw or otherwise become unavailable for reasons not presently known, such shares may be voted for another person in place of such nominee in accordance with the best judgment of the persons named in the proxy.

THE BOARD AND ITS COMMITTEES

         The Board of Directors met once during the fiscal year ended December 31, 1999, and all members of the Board attended this meeting. The Company maintains an Audit Committee to review the results and scope of the audit and other accounting related services, and a Compensation Committee to provide recommendations concerning salaries, stock options and incentive compensation for officers and employees of the Company. Messrs. Berman and Brimmer constitute the Compensation Committee and the Audit Committee.

DIRECTOR COMPENSATION

         The Company has not paid any cash compensation to a director in such person's capacity as a director but may pay directors' fees in the future. In September 1995, the Company adopted its 1995 Directors' Stock Option Plan (the "Directors' Plan"). The Directors' Plan provides for automatic grants of non-qualified stock options to purchase 5,000 shares of Common Stock to non-employee directors as of the date such individuals become directors of the Company and on each subsequent annual shareholders meeting date, provided that the director has served since the previous annual shareholders meeting. The Company reserved 50,000 shares of Common Stock for issuance under the Directors' Plan. The exercise price per share for each option is equal to the fair market value of a share of Common Stock as of the date of grant. Pursuant to the Directors' Plan, Mr. Berman has received options to purchase an aggregate of 20,000 shares of the Company's Common Stock at a weighted average exercise price of $4.36. Mr. Brimmer has received options to purchase an aggregate of 10,000 shares at a weighted average exercise price of $2.35. Messrs. Berman and Brimmer will each receive an additional stock option on the date of this Annual Meeting.

                             PRINCIPAL SHAREHOLDERS


         The following table contains certain information as of April 10, 2000 (except as noted otherwise) as to the number and percentage of shares of the Company's Common Stock beneficially owned by (i) each person known by the Company to own beneficially more than five percent of the Company's Common Stock, (ii) each director and nominee for director of the Company and (iii) all officers and directors as a group. Any shares which are subject to an option exercisable within 60 days are reflected in the following table and are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by the option holder but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by any other person. Unless otherwise noted, each person identified below possesses sole voting and investment power with respect to such shares.


                                       Number of Shares          Percent of
Name(1)                               Beneficially Owned     Outstanding Shares
----                                  ------------------     ------------------

William M. Dunkley                         463,750(2)(4)            14.0

Susan K. Dunkley                           463,750(3)(4)            14.0

Lakes Gaming, Inc.                         875,000                  26.6

Lyle Berman                                 71,000(5)                2.1

Kenneth W. Brimmer                          10,000(6)                 *

Patrick R. Cruzen                            9,500(7)                 *

All executive officers and directors
as a group (6 persons)                   1,985,500(8)               56.8

------------------------

         * Less than 1%

(1) The address of each person is 16355 36th Avenue North, Plymouth, Minnesota 55447, except as follows: for Lakes Gaming, Inc. and Lyle
         Berman: 130 Cheshire Lane, Plymouth, MN 55305; for Kenneth W. Brimmer: c/o Rainforest Cafe, Inc., 720 South Fifth Street, Hopkins, MN 55343.
(2) Includes 233,750 shares held directly, 30,000 shares which Mr. Dunkley has the right to purchase pursuant to vested stock options, and 200,000 shares held by a family trust (which shares Mr. Dunkley has the power to vote). Mr. Dunkley's total does not include and he disclaims beneficial ownership of 195,750 shares owned by Ms. Dunkley and 198,000 shares held directly by Mr. Dunkley but over which Ms. Dunkley has voting power (and which are included in Ms. Dunkley's beneficial ownership).
(3) Includes 235,750 shares held directly, 30,000 shares which Ms. Dunkley has the right to purchase pursuant to vested stock options, and 198,000 shares owned by Mr. Dunkley over which Ms. Dunkley has voting power. Ms. Dunkley's total does not include, and she disclaims beneficial ownership of, the remaining 193,750 held by Mr. Dunkley and 200,000 shares held by a family trust over which Mr. Dunkley has voting power.
(4) Does not include, and the named person disclaims beneficial ownership of, an option to purchase 100,000 shares exercisable by New Horizon Enterprises, Inc., of which William M. Dunkley and Susan K. Dunkley own a majority of the stock. See "Certain Transactions."
(5) Includes: (i) 41,000 shares held by the Lyle Berman Consultant Profit Sharing Plan, (ii) director stock options to purchase 20,000 shares and
         (iii) 10,000 shares held by Mr. Berman's wife. However, Mr. Berman disclaims beneficial ownership of the shares owned by his wife. Mr. Berman is the Chairman of the Board of Lakes Gaming, Inc., and also may be deemed to beneficially own the Common Stock held by Lakes Gaming, Inc.
(6)      Includes a director stock option to purchase 10,000 shares.
(7)      Includes a stock option to purchase 7,500 shares.
(8) Includes shares held by Lakes Gaming, Inc. and an option to purchase 100,000 shares exercisable by New Horizon Enterprises, Inc.

                             EXECUTIVE COMPENSATION

         None of the Company's executive officers earned total annual salary and bonus from the Company in excess of $100,000 in any of the last three fiscal years. The Company's employment agreements with William M. Dunkley, the Company's Chief Executive Officer, and Susan K. Dunkley, the Company's President, provide that Mr. Dunkley and Ms. Dunkley are each entitled to receive 2.5% of the Company's annual pre-tax income. Under these employment agreements, neither Mr. nor Mrs. Dunkley received any salary for fiscal 1997, 1998, or 1999. The employment agreements were originally scheduled to expire on January 1, 2000. In January 2000, the disinterested members of the Company's Board renewed the agreements for an additional one (1) year period, expiring December 31, 2000, and established nominal salaries for Mr. and Mrs. Dunkley.

                              CERTAIN TRANSACTIONS

         Seven of the Company's Kids Quest centers were previously operated in conjunction with casinos owned or managed by Grand Casinos, Inc. ("Grand Casinos") in Minnesota, Mississippi and Louisiana. In 1998, Grand Casinos concluded its management of casinos in Mille Lacs and Hinckley, Minnesota, with the Mille Lacs Band of Ojibwe assuming management of the casinos. In December 1998, Grand Casinos transferred its two Louisiana casinos to Lakes Gaming, Inc. and Grand Casinos was then merged into Park Place Entertainment Corporation, combining Grand Casinos's remaining properties with the gaming operations previously held by Hilton Hotels. As a result of these transactions, the Company now operates two Kids Quest centers in Minnesota casinos owned and managed by the Mille Lacs Band (both of which are governed by new contracts directly with the Tribe), two Kids Quest centers in Louisiana casinos operated by Lakes Gaming, Inc., and three Kids Quest centers in Mississippi casinos owned and managed by Park Place Entertainment Corporation, all of which casinos continue to operate using the Grand Casinos name. Grand Casinos held 875,000 shares of the Company's Common Stock, all of which shares are now held by Lakes Gaming, Inc.

         Although the precise terms of each of the agreements for the seven locations previously owned or managed by Grand Casinos vary by location, each provide for a profit sharing arrangement in which the Company manages and operates a Kids Quest center and pays a percentage of the center's pre-tax gross operating profits and other reimbursements to the property manager or the tribe. Under these agreements for the three casinos previously owned by Grand Casinos, the Company paid an aggregate of $211,796 in 1998 to Grand Casinos. The agreements also typically provide for a minimum guaranteed management fee to be paid to the Company, which fee varies by location. The agreements also allow the casino operators to establish a discounted rate below the fair market value for the Company's services to be charged by the Company to the public in order to attract customers to the Company and ultimately to the casinos. The casino operator must reimburse the Company for the difference between such amount charged and the fair market value for the Company's services. Pursuant to these provisions, the Company received $642,936 in 1998 from Grand Casinos as reimbursement for rate discounts at the casinos previously owned by Grand Casinos. In addition, the agreements with Grand Casinos and the tribes provide a guaranty by the manager or the tribe against Company operating losses at the particular location. Under the guaranty provisions for the casinos previously owned by Grand Casinos, the Company received $20,036 in 1998 from Grand Casinos.

         With respect to the two centers operated by the Company in Louisiana casinos managed by Lakes Gaming, Inc., the Company paid an aggregate of $170,710 in 1999 to Lakes Gaming, Inc. pursuant to the profit sharing arrangements and received $383,189 in 1999 from Lakes Gaming, Inc. as reimbursement for rate discounts at the two casinos. The Company received nothing in 1999 under the guaranty provisions applicable to those casinos. Messrs. Berman and Brimmer, directors of the Company, as well as Pat Cruzen, the Company's Chief Financial Officer, were all previously associated with Grand Casinos. Mr. Berman is the Chairman of the Board of Lakes Gaming, Inc.

         The Company has entered into an office sharing agreement with New Horizon Enterprises, Inc. and related entities that operate child care centers in Minnesota. William M. Dunkley and Susan K. Dunkley own a majority of the stock in New Horizon Enterprises and the related entities. Pursuant to the office sharing agreement between the Company and New Horizon Enterprises, the salaries of various administrative personnel and other overhead expenses (including rent) are allocated between the Company, New Horizon Enterprises and the related entities that own the Minnesota child care centers. Under this agreement, the Company may make payments to New Horizon Enterprises for various marketing, accounting and personnel services provided by the employees of New Horizon Enterprises, including certain family members of William M. Dunkley and Susan K. Dunkley. The Company paid New Horizon Enterprises an aggregate of $157,676 pursuant to the Office Sharing Agreement in 1998 and $179,645 in 1999.

         Patrick R. Cruzen, the Company's Chief Financial Officer and a director, is also the Chief Executive Officer of Cruzen and Associates, a company that offices at New Horizon Enterprises. Cruzen and Associates provides consulting and executive placement services for casinos, and has provided consulting services to the Company regarding strategic development. To date, no fees have been paid by the Company to Cruzen and Associates for these strategic development services, nor did Cruzen and Associates pay any rent for the limited office space it utilizes at the Company. The Company paid Cruzen and Associates $92,613 in 1999 for Mr. Cruzen's services as the Company's Chief Financial Officer.

         The Minneapolis law firm of Dunkley, Bennett & Christensen, P.A., of which Mr. William M. Dunkley is a member, provides legal services to the Company. Fees paid to Dunkley, Bennett & Christensen, P.A. totaled $337,692 in 1998 and $365,102 in 1999.

                         VOTING OF PROXIES AND EXPENSES

         The Board of Directors recommends that an affirmative vote be cast in favor of each of the proposals listed on the proxy card.

         The Board of Directors knows of no other matters that may be brought before the meeting which require submission to a vote of the shareholders. If any other matters are properly brought before the meeting, however, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

         Expenses incurred in connection with the solicitation of proxies will be paid by the Company. The proxies are being solicited principally by mail. In addition, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, for which they will receive no consideration other than their regular compensation. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of Common Stock of the Company and will reimburse such persons for their expenses so incurred.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected Arthur Andersen LLP as the Company's independent public accountants for fiscal 2000. Arthur Andersen LLP has been the independent public accountants for the Company since 1994. A representative of Arthur Andersen LLP is expected to attend the meeting and to have an opportunity to make a statement and respond to appropriate questions from shareholders.

                              SHAREHOLDER PROPOSALS

         Shareholders wishing to present proposals for action by the shareholders at the year 2001 annual meeting must present such proposals at the principal offices of the Company not later than December 27, 2000. Due to the complexity of the respective rights of the shareholders and the Company in this area, any shareholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. It is suggested that any such proposals be submitted by certified mail, return receipt requested.


                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       /s/ William M. Dunkley

                                       William M. Dunkley
                                        Chairman of the Board
                                        and Chief Executive Officer

Dated:     April 26, 2000
           Minneapolis, Minnesota

                               [LOGO] KIDS QUEST


                          NEW HORIZON KIDS QUEST, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                             WEDNESDAY, MAY 31, 2000
                                   11:00 A.M.

                             CORPORATE HEADQUARTERS
                             16355 36TH AVENUE NORTH
                               PLYMOUTH, MINNESOTA








NEW HORIZON KIDS QUEST, INC.
16355 36TH AVENUE NORTH
PLYMOUTH, MINNESOTA                                                        PROXY
--------------------------------------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned having duly received the Notice of Annual Meeting and the Proxy Statement, dated April 26, 2000, hereby appoints William M. Dunkley and Susan K. Dunkley, or either of them, proxies or proxy, with full power of substitution, to vote all shares of Common Stock of New Horizon Kids Quest, Inc. (the "Company") which the undersigned is entitled to vote at the 2000 Annual Meeting of Shareholders to be held at the Company's corporate headquarters, 16355 36th Avenue North, Plymouth, Minnesota, on May 31, 2000 at 11:00 a.m. Central Daylight Time, and at any adjournment thereof, as directed below with respect to the proposals set forth below, all as more fully described in the Proxy Statement, and upon any other matter that may properly come before the meeting or any adjournment thereof.

The power to vote granted by this Proxy may be exercised by William M. Dunkley and Susan K. Dunkley, jointly or singly, or their substitute(s), who are present and acting at said Annual Meeting or any adjournment of said Annual Meeting. The undersigned hereby revokes any and all prior proxies given by the undersigned to vote at this Annual Meeting.







                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                       [ARROW] PLEASE DETACH HERE [ARROW]





           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.   Election of  01 William M. Dunkley  03 Patrick R. Cruzen  05 Kenneth Brimmer  [ ] Vote FOR        [ ] Vote WITHHELD
     Directors:   02 Susan K. Dunkley    04 Lyle Berman                                all nominees        from all nominees
                                                                                       (except as marked)

                                                                               _____________________________________________
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,       |                                             |
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)      |_____________________________________________|

2.  In their discretion, the proxies are authorized to vote upon such
    other matters as may properly come before the meeting.                    [ ] For        [ ] Against        [ ] Abstain

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SHAREHOLDERS' INSTRUCTIONS. IF THE SHAREHOLDER(S) WHO EXECUTE THIS PROXY DO
NOT WITHHOLD THEIR VOTES FOR THE ELECTION OF DIRECTORS, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PROPOSED DIRECTORS.


Address Change? Mark Box  [ ]
Indicate changes below:                                                           Date ____________________________

                                                                               _____________________________________________
                                                                              |                                             |
                                                                              |                                             |
                                                                              |_____________________________________________|

                                                                              Signature(s) in Box
                                                                              When shares are held by joint tenants, both
                                                                              should sign. When signing as attorney, executor,
                                                                              administrator, trustee or guardian, please give
                                                                              your title as such. If signer is a corporation,
                                                                              partnership or other entity, please sign full
                                                                              entity name by authorized person.